SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 11, 2008
ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
5605 Carnegie Boulevard, Suite 500
      Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)
(704) 731-1500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 11, 2008, we entered into a Settlement Agreement (the “Settlement Agreement”) with Steel Partners II, L.P., Steel Partners II GP LLC, Steel Partners II Master Fund L.P., Steel Partners LLC, Warren G. Lichtenstein, James R. Henderson, John J. Quicke, Kevin C. King, Don DeFosset and Delyle Bloomquist (collectively, the “Steel Partners Group”) to settle the contested election of directors at the upcoming 2008 annual meeting of our shareholders. The Settlement Agreement provides:
•	that the Steel Partners Group will promptly cease its solicitation of proxies for the election of directors at the 2008 annual meeting of shareholders and irrevocably withdraws the nominations of James R. Henderson, John J. Quicke, Kevin C. King, Don DeFosset and Delyle Bloomquist and the related advance notice submitted to us on January 30, 2008;

•	that there will be 8 nominees to the board for election at the 2008 annual meeting, and such nominees will be William R. Holland, Stephen E. Macadam, J.P. Bolduc, Peter C. Browning, Joe T. Ford, Gordon D. Harnett, David L. Hauser and Wilbur J. Prezzano, Jr., the nominees that had been nominated by our board of directors;

•	that our board of directors has taken all action necessary to provide that, effective at the close of business on the second business day following the completion of the 2008 annual meeting of shareholders (the “Vacancy Date”), the size of the board shall be reset from eight to nine directors and Don DeFosset shall be appointed to fill the vacancy created by such increase in the size of the board;

•	for the replacement of Mr. DeFosset on the board of directors, in the event that he is unable to serve as a director prior to taking office or thereafter resigns or is otherwise unable or unwilling to serve as a director or is removed by a vote of shareholders, with an individual nominated by the Steel Partners Group reasonably deemed to be qualified by us to serve on the board (with such qualifications to be measured on a scale comparable to Mr. DeFosset’s qualifications); provided that such nominee cannot be a current or former employee of Steel Partners II, L.P. or an affiliate or associate of Steel Partners II, L.P.;

•	that subject to applicable law and the New York Stock Exchange listing standards, the board shall appoint Mr. DeFosset (or the replacement nominee) to each of the Audit and Risk Management Committee, Compensation and Human Resources Committee, and Nominating and Corporate Governance Committee;

•	that we will submit a proposal (the “Article 5 Proposal”) to our shareholders at the 2008 annual meeting to amend and restate Article 5(a) and 5(b) of our articles of incorporation to remove the provisions in Article 5(b) providing for the classification of the board of directors in the event the size of the board is set at nine or more and to make a conforming deletion in Article 5(a);

•	that we will submit the Article 5 Proposal to our shareholders at the 2009 annual meeting of shareholders if it is not approved by the shareholders at the 2008 annual meeting and to use all reasonable efforts to arrange for all directors to stand for election at the 2010 annual meeting of shareholders;

•	that we reimburse the Steel Partners Group for its reasonable, documented and actual out-of-pocket fees and expenses incurred by the Steel Partners Group prior to the date of the Settlement Agreement in connection with the contested election of directors and the negotiation of the Settlement Agreement and the preparation and filing of all filings with the Securities and Exchange Commission required thereunder, not to exceed $350,000; and

•	that we set a new record date of April 24, 2008 and meeting date of June 9, 2008 for the 2008 annual meeting of shareholders and that, if we have not received the requisite number of votes necessary to approve the Article 5 Proposal by June 9, 2008, we adjourn the 2008 annual meeting (by keeping the polls open but for no other purpose) as reasonably necessary for up to 30 days to allow us to solicit the additional votes necessary to approve the Article 5 Proposal.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of
                 Certain Officers.
     At a meeting on April 11, 2008, our board of directors adopted a resolution that, at the close of business on the second business day following the conclusion of the 2008 annual meeting of shareholders, the number of directors shall be set at nine. As permitted under North Carolina law, at that meeting our board elected Don DeFosset to fill the vacancy to be created at that time by this increase in the number of directors. Mr. DeFosset will not take office as a director until that time. We incorporate by reference to Item 1.01 of this report the discussion of the Settlement Agreement pursuant to which we agreed to add Mr. DeFosset to the board of directors and of the committees of the board of directors to which Mr. DeFosset is expected to be named.
     In connection with his retirement as our Chief Executive Officer and President to be effective on April 14, 2008, and consistent with Part A(7) of the our Corporate Governance Guidelines, Ernest F. Schaub volunteered to resign from our board of directors as a result of this change in his responsibilities. On April 11, 2008, in light of the resetting of the date of the annual meeting of shareholders to June 9, 2008, our board of directors accepted Mr. Schaub’s resignation as a director to be effective as of the opening of business on April 14, 2008. As permitted under North Carolina law, on April 11, 2008 our board elected Stephen E. Macadam to fill the vacancy to be created by Mr. Schaub’s resignation from the board of directors. Mr. Macadam will not take office as a director until that time. Pursuant to the Executive Employment Agreement dated March 10, 2008 between us and Mr. Macadam, we have agreed that after the 2008 annual meeting of shareholders, Mr. Macadam will be included in our slate for election as a member of the board of directors. The terms of Mr. Macadams’ Executive Employment Agreement are summarized in Item 5.02 of our Form 8-K dated March 10, 2008, which is incorporated herein by reference. It is anticipated that Mr. Macadam will serve on the Executive Committee of the board of directors.
Item 8.01 Other Events
     On April 11, 2008, together with Steel Partners II, L.P., we issued a press release, announcing, among other things, our entry into the Settlement Agreement. The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference.
Item 9.01 Exhibits

Exhibit 10.1 –	Settlement Agreement dated as of April 11, 2008 among EnPro Industries, Inc. and Steel Partners II, L.P., Steel Partners II GP LLC, Steel Partners II Master Fund L.P., Steel Partners LLC, Warren G. Lichtenstein, James R. Henderson, John J. Quicke, Kevin C. King, Don DeFosset and Delyle Bloomquist

Exhibit 99.1 –	Press release of EnPro Industries, Inc. and Steel Partners II, L.P. dated April 11, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: April 11, 2008

ENPRO INDUSTRIES, INC.
By:	/s/ William Dries
William Dries
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Settlement Agreement dated as of April 11, 2008 among EnPro Industries, Inc. and Steel Partners II, L.P., Steel Partners II GP LLC, Steel Partners II Master Fund L.P., Steel Partners LLC, Warren G. Lichtenstein, James R. Henderson, John J. Quicke, Kevin C. King, Don DeFosset and Delyle Bloomquist

99.1	Press release of EnPro Industries, Inc. and Steel Partners II, L.P. dated April 11, 2008